EXHIBIT 99.1

PARALLELE BIOSCIENCE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS
THURSDAY, OCTOBER 20, 2005

        The undersigned shareholder(s) of ParAllele Bioscience, Inc., a California corporation ("ParAllele"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated October 10, 2005, and hereby appoints Thomas D. Willis and William Ericson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of ParAllele BioScience, Inc. to be held on Thursday, October 20, 2005 at 9:00 a.m., local time, at ParAllele's principal executive offices located at 7300 Shoreline Court, South San Francisco, California 94080 and at any postponements or adjournments thereof, and to vote all shares of ParAllele stock which the undersigned is entitled to vote on the matters set forth below.

The Board of Directors recommends a vote "FOR" the following proposal:

        To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 31, 2005 and amended on September 1, 2005 and October 5, 2005, by and among ParAllele, Affymetrix, Inc., Pinecone Acquisition, Inc., a wholly owned subsidiary of Affymetrix, and Jonathan MacQuitty, as Shareholders' Representative, the merger and the related transactions.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

IF YOU VOTE "AGAINST" THE PROPOSAL, THE PROXIES ARE NOT AUTHORIZED TO VOTE FOR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS OF THE MEETING, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

(Continued and to be signed, on reverse side)

(Continued from other side)

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        This proxy will be voted as directed or, if no contrary direction is indicated, will be voted "FOR" the proposal listed and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as said proxies deem advisable.

Typed or Printed Name(s)
Signature
Signature
Title, if applicable
Type and Number of Shares owned Dated: , 2005

        This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.